Exhibit 99.1

AMWELL® ANNOUNCES RESULTS FOR THE Second QUARTER 2026

BOSTON, August 4, 2026 –Amwell® (NYSE: AMWL), a leading provider of a comprehensive SaaS-based technology-enabled healthcare platform, today announced financial results for the second quarter ended June 30, 2026.

“The DHA’s intent to make Amwell a prime contractor is a powerful endorsement of our platform and our people,” said Dr. Ido Schoenberg, Chairman and CEO of Amwell. “With subscription revenue now approaching half our total revenue, independently validated behavioral clinical outcomes, no debt, and positive cash flows from operations projected for the fourth quarter this year, we have never been better positioned to lead the era of AI-powered care.”

Amwell Second Quarter 2026 Highlights:

•
Recorded Total Revenue of $52.0 million at the top end of the previously provided financial guidance range for Q2
o
Achieved subscription revenue of $25.7 million
o
Recorded Amwell Medical Group (“AMG”) visit revenue of $24.4 million
•
Reported gross margin of 53%
•
Net loss was ($9.6) million, compared to ($10.3) million in the first quarter of 2026, continuously moving from quarter to quarter in a favorable trajectory
•
Adjusted EBITDA of ($1.2) million compared to ($3.1) million in the first quarter of 2026
•
Total visits on the platform were 0.8 million.

Financial Outlook

The Company is significantly improving Adjusted EBITDA, reaffirming its AMG visit guidance, and raising the low end of its 2026 revenue outlook:

•
Revenue in the range of $200 million to $205 million increased from $195 million to $205 million
•
AMG visits between 1.32 million and 1.37 million
•
Adjusted EBITDA in the range between ($9) million to ($7) million increased from ($16) million to ($12) million.

The Company also provided financial guidance for Q3 2026 Revenue and adjusted EBITDA:

•
Q3 revenue in the range of $46 million to $48 million
•
Q3 adjusted EBITDA expected to in the range of ($5) million to ($3) million.

The Company also reiterated its objective to achieve positive cash flow from operations in the fourth quarter of 2026.

Amwell will host a conference call to discuss its financial results today at 5 p.m. ET. The call can be accessed via a live audio webcast at https://edge.media-server.com/mmc/p/b826q95x/. A webcast replay will be available for approximately 90 days at investors.amwell.com.

Other than with respect to GAAP Revenue, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because other deductions used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP).

About Amwell

Amwell offers payers and health systems a single, comprehensive, technology-enabled care platform. We use technology to provide patients with better access to more convenient, affordable and effective care. The Amwell platform includes software and services that power many clinical programs from Amwell and our growing number of partners. Our platform allows patients to experience unified, personalized and simple access to diversified clinical programs across the care continuum. As more people seek care online and more clinical programs become available, we offer integrated, future-ready, consistent solutions. The Amwell platform is proven, operating at a large scale, enabling care for millions of patients and their sponsors while delivering dependable outcomes. For almost two decades, Amwell has proudly served some of the largest and most sophisticated healthcare organizations in the U.S. . For more information, visit business.amwell.com or LinkedIn.

©2026American Well Corporation. All rights reserved. Amwell®, SilverCloud®, Amwell PlatformTM, Amwell Converge ®, CarepointTM and the Amwell Logo are registered trademarks or trademarks of American Well Corporation.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: our ability to successfully transition our clients to our current platform without significant attrition; our ability to renew and upsell our client base; the election by the Defense Health Agency to deploy our solution across their entire enterprise; the continuation of the DHA relationship beyond Q3 2026 with comparable financial terms; weak growth and increased volatility in the telehealth market; our ability to adapt to rapid technological changes; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; our ability to comply with federal and state privacy regulations; the significant liability that could result from a cybersecurity breach; our ability to commence and complete and strategic transformation initiatives and the impact of such initiatives; and other factors described under ‘Risk Factors’ in our most recent form 10-K filed with the SEC. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.

Contacts

Media: Press@amwell.com

Investors:

Asher Dewhurst

amwell@icrhealthcare.com

AMERICAN WELL CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$195,946	$182,328
Restricted cash	795	—
Accounts receivable ($30 and $955, from related parties and net of allowances of $11,519 and $9,463, respectively)	52,608	49,693
Inventories	964	1,187
Deferred contract acquisition costs	2,658	2,660
Prepaid expenses and other current assets	11,720	10,813
Total current assets	264,691	246,681
Restricted cash	—	795
Property and equipment, net	165	225
Intangible assets, net	56,947	66,073
Operating lease right-of-use asset	—	3,930
Deferred contract acquisition costs, net of current portion	3,811	4,459
Other assets	1,566	1,624
Total assets	$327,180	$323,787
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,696	$1,649
Accrued expenses and other current liabilities	60,338	45,308
Operating lease liability, current	2,978	3,632
Deferred revenue ($20 and $113 from related parties, respectively)	26,248	22,625
Total current liabilities	91,260	73,214
Other long-term liabilities	1,059	1,075
Operating lease liability, net of current portion	—	892
Deferred revenue, net of current portion	552	818
Total liabilities	92,871	75,999
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued or outstanding as of June 30, 2026 and as of December 31, 2025	—	—
Common stock, $0.01 par value; 1,000,000,000 Class A shares authorized, 15,277,711 and 14,782,788 shares issued and outstanding, respectively; 100,000,000 Class B shares authorized, 1,369,518 shares issued and outstanding; 200,000,000 Class C shares authorized 277,777 issued and outstanding as of June 30, 2026 and as of December 31, 2025	170	165
Additional paid-in capital	2,313,775	2,309,145
Accumulated other comprehensive income (loss)	(10,287)	(12,099)
Accumulated deficit	(2,082,441)	(2,061,628)
Total American Well Corporation stockholders’ equity	221,217	235,583
Non-controlling interest	13,092	12,205
Total stockholders’ equity	234,309	247,788
Total liabilities and stockholders’ equity	$327,180	$323,787

AMERICAN WELL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
($34, $833, $614 and $1,265 from related parties, respectively)	$52,048	$70,898	$106,931	$137,731
Costs and operating expenses:
Costs of revenue, excluding depreciation and amortization of intangible assets	24,486	31,143	51,405	62,717
Research and development	10,352	18,237	22,731	40,339
Sales and marketing	5,844	12,518	13,589	25,094
General and administrative	13,901	21,155	31,602	44,347
Depreciation and amortization expense	7,021	8,224	14,584	16,024
Total costs and operating expenses	61,604	91,277	133,911	188,521
Loss from operations	(9,556)	(20,379)	(26,980)	(50,790)
Interest income and other (expense) income, net	(617)	845	(304)	3,533
Net gain on divestiture	—	—	7,027	10,713
Loss before expense from income taxes and loss from equity method investment	(10,173)	(19,534)	(20,257)	(36,544)
Income tax benefit	548	725	331	157
Loss from equity method investment	—	(722)	—	(1,500)
Net loss	(9,625)	(19,531)	(19,926)	(37,887)
Net income attributable to non-controlling interest	302	165	887	513
Net loss attributable to American Well Corporation	$(9,927)	$(19,696)	$(20,813)	$(38,400)
Net loss per share attributable to common stockholders, basic and diluted	$(0.59)	$(1.24)	$(1.25)	$(2.43)
Weighted-average common shares outstanding, basic and diluted	16,761,044	15,892,970	16,675,831	15,783,281
Net loss	$(9,625)	$(19,531)	$(19,926)	$(37,887)
Other comprehensive income (loss), net of tax:
Foreign currency translation	1,784	2,669	1,812	2,326
Comprehensive loss	(7,841)	(16,862)	(18,114)	(35,561)
Less: Comprehensive income attributable to non-controlling interest	302	165	887	513
Comprehensive loss attributable to American Well Corporation	$(8,143)	$(17,027)	$(19,001)	$(36,074)

AMERICAN WELL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, except share and per share amounts)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(19,926)	$(37,887)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment on right of use asset	3,424	—
Depreciation and amortization expense	14,606	16,025
Provisions for credit losses	2,741	379
Amortization of deferred contract acquisition costs	1,337	1,297
Amortization of deferred contract fulfillment costs	131	470
Inventory provisions	(300)	250
Net gain on divestiture	(7,027)	(10,713)
Stock-based compensation expense	4,337	13,349
Loss on equity method investment	—	1,500
Deferred income taxes	(8)	(10)
Changes in operating assets and liabilities:
Accounts receivable	(5,677)	10,767
Inventories	523	674
Deferred contract acquisition costs	(709)	(1,058)
Prepaid expenses and other current assets	(1,024)	(1,112)
Other assets	15	220
Accounts payable	45	(1,350)
Accrued expenses and other current liabilities	13,809	(9,239)
Deferred revenue	3,437	(13,394)
Net cash provided by (used in) operating activities	9,734	(29,832)
Cash flows from investing activities:
Purchases of property and equipment	(13)	(9)
Capitalized software development costs	(5,630)	—
Purchases of investments	—	(1,000)
Proceeds from divestiture, net of cash divested	7,027	20,400
Net cash provided by investing activities	1,384	19,391
Cash flows from financing activities:
Proceeds from employee stock purchase plan	303	544
Payments for the purchase of treasury stock	—	(2)
Net cash provided by financing activities	303	542
Effect of exchange rates changes on cash, cash equivalents, and restricted cash	2,197	655
Net increase (decrease) in cash, cash equivalents, and restricted cash	13,618	(9,244)
Cash, cash equivalents, and restricted cash at beginning of period	183,123	229,111
Cash, cash equivalents, and restricted cash at end of period	$196,741	$219,867
Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	195,946	219,072
Restricted cash	795	795
Total cash, cash equivalents, and restricted cash at end of period	$196,741	$219,867
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$645	$2,252

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, of US GAAP, we use adjusted EBITDA, which is a non-U.S GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that adjusted EBITDA is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as the primary measure of our performance.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) interest income and other income, net, (ii) tax benefit and expense, (iii) depreciation and amortization, (iv) gain on divestiture, (v) stock-based compensation expense and (vi) severance and strategic transformation costs.

We believe adjusted EBITDA is commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss, for the three and six months ended June 30, 2026 and 2025 and the three months ended March 31, 2026:

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2026
(in thousands)	2026	2025	2026	2025
Net loss	$ (9,625)	$ (19,531)	$ (19,926)	$ (37,887)	$ (10,301)
Add:
Depreciation and amortization	7,021	8,224	14,584	16,024	7,563
Interest income and other (expense) income, net	617	(845)	304	(3,533)	(313)
Net gain on divestiture(2)	—	-	(7,027)	(10,713)	(7,027)
Income tax benefit	(548)	(725)	(331)	(157)	217
Stock-based compensation	2,028	5,662	4,332	13,348	2,304
Severance and strategic transformation costs(1)	(643)	2,541	3,834	6,006	4,477
Adjusted EBITDA	$ (1,150)	$ (4,674)	$ (4,230)	$ (16,912)	$ (3,080)

(1)
Severance and strategic transformation costs include expenses associated with the termination of employees and expenses (including abandonment of our corporate headquarters) that focus on transforming the strategy of the Company’s sales and growth organization as well as our overall cost structure.
(2)
Gain on divestiture is related to the gain recognized on the sale of our APC business.